4

                  S E C U R I T I E S   A N D   E X C H A N G E
                               C O M M I S S I O N

                            Washington, D. C.  20549

                                  F O R M   8-K

                                 Current Report

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 6, 1995

         T H E   L I P O S O M E   C O M P A N Y,   I N C.
             (Exact name of registrant as specified in its charter)

      Delaware                  0-14887           22-2370691
(State or other juris-   (Commission File No)  (I.R.S. Employer
diciton of incorpora-                         Identification No.)

            One Research Way, Princeton Forrestal Center, Princeton,
                       New Jersey,  08540
                    (Address of principal executive offices)
                                   (Zip Code)

Registrant's telephone number, including area code:(609) 452-7060

                              None
         (Former name or former address, if changed since last report.)






Item 5.  Other Events.

         On July 6, 1995, The Liposome Company, Inc. (the "Company") released a press release, a copy of which is attached hereto as Exhibit 20 with respect to the Company's filing of a new drug application for its first product, amphotericin B lipid complex (ABLC(R)) with the U.S. Food and Drug Administration.








SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE LIPOSOME COMPANY, INC.



Dated:  July 26, 1995                   By: /s/ Brooks Boveroux
                                      Brooks Boveroux
                                      Vice President, Finance,
                                      Chief Financial Officer
                                      and Treasurer








                                  EXHIBIT INDEX

Exhibit                                                  Page No.

  20        -Copy of the Company's press release of July 6, 1995         5
              relating to the Company's filing of a new drug application with the U.S. Food and Drug Administration.



                                                  EXHIBIT 20



   THE LIPOSOME COMPANY, INC. FILES NEW DRUG APPLICATION FOR ABLC(R) WITH FDA

Princeton, NJ -- July 6, 1995 -- The Liposome Company, Inc. (Nasdaq: LIPO and LIPOZ) has filed a New Drug Application (NDA) with the United States Food and Drug Administration (FDA) for ABLC(R) (amphotericin B lipid complex). The NDA was submitted to the FDA on May 24, 1995, has been accepted by the FDA for filing and the review process is underway.

"This is the first NDA filed by The Liposome Company and the first filed in the United States by any company for a lipid-based amphotericin product. It represents another significant milestone in our growth as an organization capable of developing and commercializing pharmaceutical products," said Charles
A. Baker, Chairman and Chief Executive Officer of The Liposome Company. "Based on our studies to date, we are encouraged about the prospects for ABLC(R) to become an important drug for the treatment of deadly fungal infections often seen in immunocompromised patients such as those receiving cancer chemotherapy or bone marrow transplants."

The Company is seeking approval to market ABLC(R) for the treatment of aspergillosis, a systemic fungal infection, in patients who have failed to respond to conventional antifungal agents or who are intolerant to such agents, or have pre-existing renal impairment.

The Company's amphotericin B lipid complex, under its European trademark, Abelcet(tm), was approved for marketing in the United Kingdom in February 1995 and in addition was recently approved in Luxembourg. Marketing applications are outstanding in a number of other countries, and additional approvals are expected in 1995 and 1996.

The Liposome Company is conducting a broad-based clinical program to develop ABLC(R) as a treatment for severe systemic fungal infections. Studies comparing ABLC(R) to conventional amphotericin B have been conducted in several types of systemic fungal infections, and several hundred patients who have either failed on or were intolerant of conventional treatment have been treated under emergency use protocols. Results of clinical trials of ABLC(R) have been presented at numerous medical conferences including ICAAC (Interscience Conference on Antimicrobial Agents and Chemotherapy), ASCO (American Society of Clinical Oncology) and ASH (American Society of Hematology), as well as at several international conferences.

Conventional amphotericin B is a broad spectrum anti-fungal agent that is considered to be the "gold standard" for the treatment of severe, systemic fungal infections. However, it is particularly toxic to the kidneys, an adverse effect that significantly restricts the amount that can be administered to a patient.

The Liposome Company, Inc. is a leading biotechnology company dedicated to the development and commercialization of proprietary lipid and liposome-based pharmaceuticals for the treatment, prevention and diagnosis of inadequately treated, life-threatening diseases such as severe systemic fungal infections, metastatic breast and other cancers, and inflammatory and vaso-occlusive diseases.

                                      ####